Exhibit 10.04

RBC Bank	Security Agreement
(Term Loan — EIAGI)

THIS SECURITY AGREEMENT (“Security Agreement”), entered into as of October 31, 2011 (“Effective Date”), by GES-PORT CHARLOTTE, LLC (whether one or more, “Grantor”) with a mailing address of 16810 Kenton Drive, Suite 240, Huntersville, North Carolina 28078, to RBC BANK (USA), a North Carolina banking corporation (“Bank”), with a mailing address of Post Office Box 1220, Rocky Mount, North Carolina 27802-1220, which address is the place to which all notices and communications should be sent to Bank regarding this Security Agreement.

Grantor has obtained a loan or other extension of credit from Bank (“Loan”). Grantor and Bank have entered into a loan agreement relative to the Loan (“Loan Agreement”). The Loan Agreement is dated October 31, 2011.

The Loan is in an aggregate principal amount of $3,600,000 (“Loan Amount”) and is evidenced by a promissory note dated October 31, 2011, in the original aggregate principal amount of the Loan Amount, from Grantor to Bank (whether one or more, “Note”).

Grantor desires to secure each and all of the following Indebtedness and obligations by a conveyance of, and the grant of a security interest in, Grantor’s interest in the Collateral: (1) payment of all present and future Indebtedness outstanding under and evidenced by the Note, which is in the original principal aggregate amount equal to the Loan Amount, and payment of any and all Indebtedness that may now be owed by Grantor to Bank and any and all Indebtedness that may in the future be owed by Grantor to Bank under other promissory notes or evidences of Indebtedness which recite that the Indebtedness evidence by such other promissory notes or evidences of Indebtedness are secured by this Security Agreement or the liens and security interests created by this Security Agreement (individually and collectively, both present and future, sometimes the “Obligations”); (2) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced under this Security Agreement or any one or more of the other Loan Documents to complete construction or furnishing of any improvements, or to maintain, protect, repair, restore or preserve the Collateral; (3) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced under this Security Agreement or any one or more of the other Loan Documents to maintain, protect, preserve and enforce the liens and security interests created by this Security Agreement or any one or more of the other Loan Documents; (4) payment of all sums, with interest thereon at the Contract Rate, now or hereafter advanced to protect and enforce the rights and remedies of Bank hereunder or under any one or more of the other Loan Documents; (5) payment of any and all present and future Indebtedness and other obligations under each one of and all of the Loan Documents that are not encompassed in phrases (1) through (4) of this paragraph, including payment of any and all premiums and other obligations relating to any Rate Management Transaction; (6) performance of the covenants, terms and conditions contained in each one of and all of the Loan Documents; and (7) payment of all monetary obligations incurred by or accrued to Bank during the pendency of any bankruptcy, insolvency, receivership or other similar proceedings, regardless of whether allowed or allowable in such proceeding, relative to Grantor or any one or more of the Loan Documents.

NOW, THEREFORE, in consideration of the premises and for the purpose of securing the Obligations and the other Indebtedness and obligations as aforesaid, and in further consideration of the sum of Ten Dollars ($10) paid to Grantor by Bank, receipt of which is hereby acknowledged, Grantor has pledged, assigned and granted, and by these presents does pledge, assign and grant unto Bank, with power of sale, and upon the representations, warranties, covenants, terms and conditions set forth in this Security Agreement, a continuing security interest in and lien upon the personal property and other property rights and property interests described on Exhibit A attached to this Security Agreement, together with all estate, right, title and interest of Grantor therein and thereunder, all proceeds, products, accessions, additions, replacements and substitutions of, for or to the foregoing personal property and property rights and property interests and all books and records relating to the foregoing property and property rights and property interests or used in connection therewith — in all of the foregoing instances, including the personal property and property rights and property interests, both now existing and hereafter created, acquired or arising (severally and collectively, “Collateral”).  Notwithstanding anything contained in the definition of Collateral or elsewhere in this Agreement or in any other Loan Document, Collateral shall not include any payments made to Borrower under Section 1603 of the American Recovery and Reinvestment Tax Act of 2009 by, or on behalf of, the United States Department of the Treasury.

Grantor represents, warrants, covenants and agrees with Bank as set forth above and in the sections and paragraphs set forth hereinbelow:

Loan Documents

This Security Agreement, the Obligations, the Loan Agreement and the other Loan Documents are incorporated into each other and they are each a part of the other. Grantor agrees to perform all obligations required to be performed from time to time by Grantor under each one of and all of the Loan Documents, including the Obligations, the Loan Agreement and this Security Agreement. All of the Loan Documents will be applied and enforced in harmony with and in conjunction with each other to the end that Bank realizes fully upon its rights and remedies in each and the liens and security interests created by each; and, to the extent conflicts exist between this Security Agreement and the other Loan Documents, they will be resolved in favor of Bank for the purpose of achieving the full realization of Bank’s rights and remedies and the liens and security interests as aforesaid.

Representations and Warranties

Grantor represents and warrants to Bank that Grantor is the legal and beneficial owner of the Collateral and Bank has, or upon the attachment of the security interest created hereunder will have, a first priority perfected security interest in all Collateral, subject only to the Permitted Liens.

Special Collateral Covenants

Sale of Inventory.  So long as an Event of Default has not occurred and is continuing hereunder, and subject to the terms and conditions set forth in the other Loan Documents and compliance with any operating, inventory and financial covenants set forth herein and therein, if any, Grantor will have the right, in the ordinary and regular course of business and only in the ordinary and regular course of business, to process and sell Grantor’s Inventory.  Bank’s security interest hereunder will attach to all proceeds of all sales and other dispositions of Grantor’s Inventory.  Grantor agrees that it will not permit any return of Inventory, the sale of which gave rise to any Receivable, except in the ordinary and regular course of business.

Disposition of Equipment. So long as an Event of Default has not occurred and is continuing hereunder, and subject to the terms and conditions set forth in the other Loan Documents and compliance with any operating, inventory and financial covenants set forth herein and therein, if any, Grantor will have the right, in the ordinary and regular course of business and only in the ordinary and regular course of business, to dispose of Equipment and other tangible personal property in Grantor’s ordinary and normal replacement program for Equipment and other tangible personal property where Bank’s first priority lien and security interest continues in any replacement Equipment or other tangible personal property.

Collection of Accounts. Bank will have the rights and remedies set forth in this subsection and Grantor will perform and otherwise undertake or cause other persons to perform or undertake each and all of the obligations imposed upon Grantor in this subsection, as and when so required. The rights and remedies available to Bank in this subsection and the obligations of Grantor in this subsection are in addition to and not in lieu of Bank’s other rights and remedies in this Security Agreement and the other Loan Documents, and are in addition to and not in lieu of Grantor’s other obligations in this Security Agreement and the other Loan Documents.

Deposit of Remittances.  Upon the occurrence of an Event of Default under this Security Agreement, Grantor will, at Bank’s request, forthwith upon receipt of all checks, drafts, cash and other tangible and electronic remittances in payment or on account of the Accounts, deposit the same in a special bank account maintained with Bank or its representative, over which Bank, and its representative as applicable, will have the sole power of withdrawal. Grantor will designate with each such deposit the particular Account upon which the remittance was made. The funds in such account will be held by Bank as security for the Indebtedness and other obligations evidenced or secured by this Security Agreement or any of the other Loan Documents, and such funds will be part of the Collateral. The checks, drafts, cash and other tangible and electronic remittances in payment or on account of the Accounts will be deposited in precisely the form received, except for the endorsement of Grantor where necessary to permit collection of items, which endorsement Grantor agrees to make, and which endorsement Bank or its representative are also authorized to make on Grantor’s behalf. Pending such deposit, Grantor will not commingle any such checks, drafts, cash and other remittances with any of Grantor’s funds or property, but will hold them separate and apart therefrom and upon an express trust for Bank until deposit thereof is made in the special account. Bank may, at any time and from time to time, in its sole discretion, apply any part of the credit balance in the special account to the payment of all or any of the Indebtedness and other obligations evidenced or secured by this Security Agreement or any of the other Loan

Documents, whether or not the same be due, and to payment of any other Indebtedness or obligations owing to Bank under or on account of this Security Agreement or any of the other Loan Documents. On the termination of this Security Agreement as provided in the Section of this Security Agreement entitled “Termination of Security Agreement” and provided, at such time, all of the Indebtedness and other obligations evidenced or secured by this Security Agreement or any of the other Loan Documents have been paid and satisfied in full as required hereunder and under the other Loan Documents, Bank will pay over to the Grantor any excess good and collected funds received by Bank as a deposit in the special account.

Collection from Account Debtors.  Upon the occurrence of an Event of Default under this Security Agreement, Bank may, at its option but without any obligation to do so, at any time or times and without notice or demand unless otherwise required hereunder or in any of the other Loan Documents, do or cause to be done through others any one or more of the following: (1) to require Grantor to notify, or itself to notify, either in its own name or in the name of Grantor, all or any of the Grantor’s account debtors, and any other person obligated to Grantor, that Grantor’s Accounts have been assigned to Bank and to request in its name, in the name of Grantor or in the name of a third person, confirmation from any such account debtor or other person of the amount payable and any other matter stated therein or relating thereto; (2) to demand, collect, settle, compromise for, recover payment of, to hold as additional security for the Indebtedness and other obligations evidenced or secured by this Security Agreement or any of the other Loan Documents and to apply against the Indebtedness and other obligations evidenced or secured by this Security Agreement or any of the other Loan Documents, any and all sums which are now owing and which may hereafter arise and become due and owing upon any of said Accounts and upon any other obligation to Grantor (to include making, settling, adjusting, collecting and recovering payment of all claims under and decisions with respect to Grantor’s policies of insurance); (3) to enforce payment of any Account and any other obligation of any person to Grantor either in its own name or in the name of Grantor; (4) to endorse in the name of Grantor and to collect any instrument or other medium of payment, whether tangible or electronic, tendered or received in payment of the Accounts that constitute Collateral and any other obligation to Grantor; (5) to sign Grantor’s name on any invoice or bill of lading relating to any Account, drafts against account debtors, schedules and assignments of Accounts, verifications of Accounts and notices to account debtors; and (6) dispose of any Collateral constituting Accounts and to convert any Collateral constituting Accounts into other forms of Collateral.

Appointment. In furtherance of Bank’s collection rights and remedies in this Section, but without limiting any other provisions of this Security Agreement under which Bank is appointed Grantor’s attorney-in-fact, Grantor hereby appoints Bank and each of Bank’s authorized representatives as Bank may from time to time designate, as attorneys-in-fact for Grantor, to sign and endorse in the name of Grantor, to give notices in the name of Grantor and to perform all other actions necessary or desirable in the reasonable discretion of Bank to effect the provisions and carry out the intent of this Section. Grantor hereby ratifies and approves all acts of such attorneys-in-fact and neither Bank nor any other such attorneys-in-fact will be liable for any acts of commission or omission nor for any error of judgment or mistake of fact or law. The foregoing power, being coupled with an interest, is irrevocable so long as any Account pledged and assigned to Bank remains unpaid and this Security Agreement or any other Loan Document is in force.

Authorization to Account Debtors. Grantor irrevocably authorizes and consents to any and all of Grantor’s account debtors and other persons communicating with Bank, or its authorized representatives, with respect Bank’s collection of Accounts and generally with respect to Grantor’s property, business and affairs. Grantor also irrevocably authorizes and consents to any and all of Grantor’s account debtors and other persons acting upon and in accordance with Bank’s, or its representative’s, instructions, directions and demands, including, Bank’s or its representative’s request and demand to pay money and deliver other property to Bank or its authorized representatives, all without liability to Grantor or any other person for so doing.

Events of Default

The occurrence of any one or more of the following events will constitute a default or an event of default hereunder (“Default” or “Event of Default”): (1) Grantor’s default under, breach, or failure to perform any material covenant, representation, warranty, term, condition or provision contained in this Security Agreement, and any such default, breach or failure to perform is not remedied to Bank’s satisfaction within fifteen (15) days following notice thereof having been given by Bank to Grantor; or (2) the occurrence of any default or event of default under any one or more of the other Loan Documents, including the Obligations or the Loan Agreement, and the failure of such default or event of default to be cured within any applicable grace periods.

Remedies

Upon the occurrence of an Event of Default or any other event defined in this Security Agreement as an “event of default” or a “default”, Bank will have the right, at its option, (1) to declare all amounts payable under the Obligations, or any one or more of them if more than one, as well as any or all of the other Indebtedness and obligations secured hereby that are not already due hereunder, to be immediately due and payable without notice or demand, whereupon the same will become immediately due and payable, regardless of the maturity date thereof, and (2) to exercise any and all of Bank’s other rights and remedies under this Security Agreement, the Loan Agreement and the other Loan Documents, as well as any additional rights and remedies Bank may have at law or in equity, including foreclosing on the Collateral as provided below in this Security Agreement, foreclosing on the Collateral under the Mortgage or proceeding at law through a judicial foreclosure. All of Bank’s rights and remedies may be exercised by Bank from time to time and at any number of times successively, concurrently and alternatively without impairing Bank’s rights hereunder or under any of the other Loan Documents.

Foreclosure

Bank will have all of the rights and remedies available to a secured creditor under the UCC and without limiting the foregoing, upon the occurrence of an Event of Default under this Security Agreement, Bank may exercise any one or more of the following rights and remedies: (1) foreclose and otherwise enforce Bank’s security interests in any and all of the Collateral in any manner permitted by applicable requirements of law, this Security Agreement and any of the other Loan Documents; (2) sell and otherwise dispose of any and all Collateral at one or more public sales and at one or more private sales, whether or not such Collateral is present at the place of sale, for cash or credit, on such terms and in such manner as Bank may determine; (3) require Grantor to assemble the Collateral and make it available to Bank at a place to be designated by Bank; (4) enter onto any land and other property where any Collateral is located and take possession of such Collateral with or without judicial process; and (5) prior to the disposition of the Collateral, store, process, assemble, install, affix, repair, recondition, manage and otherwise use and make use of any or all of the Collateral, or generally prepare or preserve Collateral for disposition in any manner and to the extent Bank deems appropriate. Grantor hereby agrees that ten (10) calendar days notice of any intended sale and disposition of any Collateral is commercially reasonable; that a shorter period of notice will be commercially reasonable if, in Bank’s opinion, Bank deems it necessary to move more expeditiously with disposition of the Collateral and any part thereof; and that the foregoing will not require a notice if no notice is required under the UCC. The proceeds of any sale of, and other realization upon, all and any part of the Collateral will be applied by Bank against the Obligations and other Indebtedness and obligations due Bank under the Loan Documents in the order of priorities as set out in the Loan Agreement, unless applicable requirements of law require a different application of payments, and then they will be applied in accordance with applicable requirements of law.

Appointment of Receiver

Bank will have the absolute and unconditional right, upon the occurrence of an Event of Default hereunder, to apply for and to obtain the appointment of a receiver or similar official for all or a portion of the Collateral, to do or cause to be done any one or more of the things Bank is permitted or authorized to do with respect to the Collateral, or any part or parts thereof or interests therein, under this Security Agreement after the occurrence of an Event of Default, including any one or more of the following with all or any part of or interests in the Collateral: manage and operate the Collateral; sell the Collateral; and, collect and apply the proceeds from the Collateral to the payment of the Obligations and any other amounts secured by this Security Agreement, such proceeds to be applied in the order provided for application of payments hereinabove. In the event of Bank’s application for a receiver or other similar official, Grantor consents to the appointment of such receiver or similar official without prior notice to Grantor and without Bank or the receiver or similar official having to post a bond or other security.

Termination of Security Agreement

If at any time during the period of this Security Agreement there is no balance outstanding under any of the Obligations, no obligation of Bank to make any further or additional advances to any person under the Obligations or otherwise under any of the Loan Documents, and all Indebtedness and other obligations secured by this Security Agreement and secured or evidenced by any of the other Loan Documents have been paid and satisfied in full, Bank will, upon written request of Grantor and at Grantor’s costs and expense, if permitted by applicable law, execute and deliver to Grantor a termination of this Security Agreement.

General Terms

The recitals are part of this Security Agreement. All exhibits and other attachments to this Security Agreement are incorporated herein.

Grantor waives the benefit of all present and future homestead, appraisement, valuation, stay, extension, reinstatement and redemption laws, and all rights to require marshalling. Grantor waives any rights Grantor might have or have had under Georgia law or any other similar laws.

This Security Agreement will be governed by and construed in accordance with the laws of the State of Georgia, excluding, however, the conflict of law and choice of law provisions thereof.

Except as otherwise provided in this Security Agreement, the terms and conditions of this Security Agreement may be changed only by an agreement in writing signed by Bank and Grantor.

Grantor does hereby irrevocably constitute and appoint Bank its true and lawful attorney with full power of substitution, for it and in its name, place and stead, to do or cause to be done such acts as Bank, in its sole discretion, deems necessary and advisable to effect the terms and conditions of this Security Agreement and to otherwise realize Bank’s rights, authority and powers hereunder, and the benefits provided to Bank herein. The foregoing appointment is and the same will be coupled with an interest in favor of Bank.

Subject to the limitations on Grantor’s right to assign set forth herein and any other limitations on assignment in any of the other Loan Documents, the covenants, terms and conditions contained in this Security Agreement will bind, and the benefits and powers will inure to, the respective heirs, executors, administrators, successors and assigns of the parties hereto. At any time or times and without notice to Grantor or any other person, Bank may assign any or all of the Obligations or sell or transfer one or more participations in any of the Obligations, and in connection with any such assignments, sales or other transfers, may assign Bank’s rights and benefits under this Security Agreement and any of the Loan Documents in whole or in part; and, this Security Agreement will apply to, be binding upon and inure to the benefit of each one of and all of Bank’s participants, successors and assigns, including any agent that may administer or service any of the Obligations for any holder of any of the Loan Documents, or any assignees, transferees or participants.

All notices and other communications under this Security Agreement will be deemed given when mailed by registered or certified mail, postage prepaid, return receipt requested, addressed to the addresses of the parties as set forth in this Security Agreement. Grantor and Bank may, by written notice given hereunder, designate a different address where communications should be sent and Bank may direct, by notice to Grantor, for communications to be sent electronically or in some other non-tangible medium.

Definitions

For the purposes of this Security Agreement, terms and phrases will have the meaning given to them below or elsewhere in this Security Agreement, as applicable; and if any terms or phrases are not defined in this Security Agreement, such terms will have the meaning given to them in the Loan Agreement.  In using and applying the various terms, provisions and conditions in this Security Agreement, the rules of construction contained in the Loan Agreement will apply.

“Obligations” means, as the context requires, either or both an Indebtedness and the evidence of an Indebtedness secured by this Security Agreement as described in this Security Agreement, and includes extensions, renewals, modifications, amendments, changes, substitutions and replacements thereof and therefor, in whole and in part.

“Rate Management Transaction” means any transaction and all agreements with respect thereto, now existing or hereafter entered into between Grantor and Bank or others on Bank’s behalf, which is a rate swap, basis swap, forward rate transaction, commodity swap, commodity option, equity or equity index swap, equity or equity index option, bond option, interest rate option, foreign exchange transaction, cap transaction, floor transaction, collar transaction, forward transaction, currency swap transaction, cross-currency rate swap transaction, currency option or any other similar transaction or any combination thereof (including any option with respect to any of these transactions), whether linked to one or more interest rates, foreign currencies, commodity prices, equity prices or other financial measures (the agreements relating to Rate Management Transactions are part of the Loan Documents).

[Signatures appear on the following page]

EXECUTED by the undersigned under SEAL as of the date of this Security Agreement.

GES — PORT CHARLOTTE, LLC
By:	Lime Energy Asset Development, LLC, its sole member and manager

	By:	/s/ Eric Dupont	(SEAL)
Name: Eric Dupont
Title: President

Exhibit A — Security Agreement

Description of Collateral

Accounts.  All accounts (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Georgia) owned by the Grantor and all accounts in which the Grantor has any rights (including, without limitation, rights to grant a security interest in accounts owned by other persons), both now existing and hereafter owned, acquired and arising; and, to the extent not included in the term accounts as so defined after ascribing a broad meaning thereto, all accounts receivable, health-care-insurance receivables, credit and charge card receivables, bills, acceptances, documents, choses in action, chattel paper (both tangible and electronic), promissory notes and other instruments, deposit accounts, license fees payable for use of software, commercial tort claims, letter of credit rights and letters of credit, rights to payment for money or funds advanced or sold other than through use of a credit card, lottery winnings, rights to payment with respect to investment property, general intangibles and other forms of obligations and rights to payment of any nature, now owing to the Grantor and hereafter arising and owing to the Grantor, together with (i) the proceeds of all of the accounts and other property and property rights described hereinabove, including all of the proceeds of Grantor’s rights with respect to any of its goods and services represented thereby, whether delivered or returned by customers, and all rights as an unpaid vendor and lienor, including rights of stoppage in transit and of recovering possession by any proceedings, including replevin and reclamation, and (ii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

Equipment. All equipment (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Georgia) of the Grantor, whether now existing or hereafter owned, acquired or arising, or in which the Grantor now has or hereafter acquires any rights, including, without limitation, equipment now in Grantor’s possession and control, equipment in transit, equipment in storage and equipment hereafter acquired by way of replacement, substitution, addition or otherwise, and, to the extent not included in the term equipment as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired furniture, furnishings, fixtures (including, without limitation, those located at, upon or about, or attached to, the real estate described herein), machinery, parts, supplies, apparatus, appliances, patterns, molds, dies, blueprints, fittings and computer systems and related hardware and software of every description, together with (i) the proceeds and products of all of the equipment and other property and property rights described hereinabove, including, without limitation, insurance proceeds and condemnation proceeds, (ii) all books and records, abstracts of title, leases and all other contracts and agreements relating thereto or used in connection therewith and (iii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

Inventory. All inventory (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Georgia) owned by the Grantor and all inventory in which the Grantor has any rights (including, without limitation, rights to grant a security interest in inventory owned by other persons), both now existing and hereafter owned, acquired and arising, including, without limitation, inventory in transit, inventory in the constructive possession and control of Grantor, inventory in the actual possession and control of Grantor and inventory held  by others for Grantor’s account; and, to the extent not included in the term inventory as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired goods manufactured or acquired for sale or lease, and any piece goods, raw materials, as extracted collateral, work in process and finished merchandise, component materials, and all supplies, goods, incidentals, office supplies, packaging materials and any and all items used or consumed in the operation of the business of Grantor or which may contribute to the finished product or to the sale, promotion and shipment thereof by Grantor and by others on the account of Grantor, together with (i) the proceeds and products of all of the inventory and other property and property rights described hereinabove, (ii) all additions and accessions thereto and replacements and substitutions therefor, (iii) all documents related thereto and (iv) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

General Intangibles.  All general intangibles (as such term is defined in Article 9 of the Uniform Commercial Code in effect from time to time in the State of Georgia) of the Grantor, whether now existing or hereafter owned, acquired or arising, or in which the Grantor now has or hereafter acquires any rights, and, to the extent not included in the term general intangibles as so defined after ascribing a broad meaning thereto, all now existing and hereafter acquired things in action, payment intangibles, rights to payment of loan funds not evidenced by chattel paper or an instrument, contract rights, causes of action, business records, inventions, designs, patents, patent applications, software, trademarks, trademark registrations and applications therefor, goodwill, trade names, trade secrets, trade processes, copyrights, copyright registrations and applications therefor, licenses, permits, franchises, customer lists, computer programs, all claims under guaranties and other supporting obligations, tax refund claims, claims under letters-of-credit and all letter-of-credit rights, rights and claims against carriers and shippers, leases, claims under insurance policies, condemnation proceeds, all rights to indemnification and all other intangible personal property of every kind and nature, together with the proceeds of all of the general intangibles and other property and property rights described hereinabove and (ii) all customer lists, books and records, ledgers, account cards, and other records including those stored on computer or electronic media, whether now in existence or hereafter created, relating to any of the foregoing.

In addition, the Loan will be secured by a first lien and security interest in the Premises, including without limitation (a) the Improvements of the Premises, (b) the Personalty of the Premises, (c) all leases relating to the Premises of the Premises and all rents, issues and profits arising out of or related to the Premises, (d) all agreements and documents relating to the use of the Premises, (e) all licenses and permits relating to any one or more of the Land, the Improvements and the Personalty of the Premises, (f) all other property and property rights described in any one or more of the Mortgage, the Collateral Assignments of the Premises and any of the other Loan Documents, and (g) all proceeds, products, accessions, additions, replacements and substitutions of or to the foregoing property and property rights.